Exhibit 10.16


                           Sample Option Agreement
                            Executed July 20, 2000




                        WHY USA FINANCIAL GROUP, INC.
                            STOCK OPTION AGREEMENT

OPTION AGREEMENT, entered into and effective as of this 20th day of July 2000 (the "Date of Grant"), by and between WHY USA Financial Group, Inc. (the "Company") and ______________ (the "Participant").

AGREEMENT:

In furtherance of the purposes of the Company's Stock Option Plan (the "Plan") and in consideration of the mutual covenants and conditions set forth herein and in the Plan, the parties agree as follows:

1.0 INCORPORATION OF PLAN BY REFERENCE; DEFINITIONS.

The terms and conditions of the Plan are incorporated herein by reference and are thereby made a part of this Option Agreement to the same extent as if fully set forth herein. All capitalized words and phrases used but not defined in this Option Agreement shall have the meanings set forth in the Plan, unless the context clearly otherwise requires. This Option Agreement and all rights and duties hereunder are subject to the terms and conditions of the Plan. The provisions of this Option Agreement shall be construed consistent with the Plan but, in the event of any inconsistencies or ambiguities, the Plan and the rules and regulations of the Committee shall control. The Participant, by execution hereof, acknowledges having received a copy of the Plan.

2.0 GRANT OF OPTION.

The Company hereby grants to the Participant the right, privilege and option to purchase ______________________ (_____) shares of the Company's common stock, $ .001 par value per share, upon the terms and subject to the conditions set forth herein and in the Plan.

3.0 STATUS OF OPTION.

This Option is a Non-Qualified Stock Option. This Option does not constitute and shall not be treated as an "Incentive Stock Option" within the meaning of section 422A of the Code.

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4.0 OPTION EXERCISE PRICE.

The per share price to be paid by the Participant in the event of an exercise of this Option shall be One Dollar ($ 1.00).

5.0 DURATION OF OPTION AND TIME OF EXERCISE.

5.1 Vesting Schedule & Initial Date of Exercisability.

One-Third (33%)of the Options granted shall become vested 12 months from the Date of the Grant. One-Third (33%) of the Options granted shall become vested 24 months from the Date of the Grant. One-Third (33%) of the Options granted shall become vested 36 months from the Date of the Grant. Each Option shall become excisable only after vesting.

5.2 Expiration.

This Option shall no longer be exercisable after ten years from the Date of the Grant, and this Option shall become void and expire as to all unexercised Option shares at 5:00 p.m. Minneapolis, Minnesota time on July 20, 2010.

6.0 NONTRANSFERABILITY.

No right or interest in this Option Agreement shall be assignable or transferable or subject to any lien during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law, or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, divorce or bankruptcy; provided, however, in the event of the Participant's death, the Participant's rights and interest in this Option Agreement shall be transferable by will or the laws of descent and distribution, but then only to the extent provided in the Plan. Any attempt to assign or transfer this Option other than in accordance with this Section 6.0 shall void the Option. This Option shall be exercisable during the Participant's lifetime only by the Participant or, in the event the Participant is incapable of caring for such person's affairs because of mental or physical condition, by the Participant's guardian, conservator or personal representative in accordance with the provisions of the Plan.

7.0 MISCELLANEOUS.

This Option Agreement shall be binding upon the heirs, executors, administrators, successors-in-interest and permitted assigns of the parties hereto. This Option Agreement may only be modified or amended in a written instrument duly executed by the parties hereto. This Option Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement effective as of the day and year first above written.

                                         WHY USA Financial Group, Inc.


__________________________________ *   By:____________________________________
(Name of Participant)
(Address of Participant                Its:___________________________________

* By execution hereof, the Participant
acknowledges having received a copy of
the Plan as last revised and amended
through July 20, 2000.